                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 14, 2000 (except for note 12, as to which the date is January 28, 2000) included in or made a part of the Bluestar Communications Group Inc. registration statement, and to all references made to our Firm.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 28, 2000